Exhibit 10.1
Amendment No. 1 to the
Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan

This Amendment No. 1 (this “Amendment”) to the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan (the “Plan”) is approved and adopted on this 17th day of October, 2012 (the “Effective Date”) by Chart Industries, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Plan became effective on May 24, 2012, the date on which the stockholders of the Company approved the Plan;

WHEREAS, under Section 14.1 of the Plan, the Board of Directors may amend the Plan at any time.

NOW, THEREFORE, as of the Effective Date, the Plan is hereby amended as follows:

1.	Section 2.2 of the Plan is hereby deleted in its entirety and replaced with the following:

“2.2 Delegation of Duties. The Committee may delegate ministerial duties to any other person or persons, and it may employ attorneys, consultants, accountants or other professional advisers for purposes relating to plan administration at the expense of the Company. The Committee may, by resolution, authorize a subcommittee of the Compensation Committee or another committee of the Board to do one or both of the following on the same basis as the Committee: (a) designate employees to be recipients of awards under this Plan; (b) determine the size of any such awards; provided, however, that (x) the Committee will not delegate such responsibilities to any such subcommittee or committee for awards granted to a participant who is a Section 16 Person and/or a Section 162(m) Person; (y) the resolution providing for such authorization sets forth the total number of Common Shares such subcommittee or committee may grant; and (z) the subcommittee or committee will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.”

2.	Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Plan.

3.
Except as otherwise modified in this Amendment, the Plan shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Plan, the terms of this Amendment shall control.